Exhibit 99.1

City Office REIT Enters into Definitive Agreement for Sale at $7.00 per Share of Common Stock in Transaction Valued at Approximately $1.1 Billion

VANCOUVER—July 24, 2025— City Office REIT, Inc. (NYSE: CIO) (“City Office”, or the “Company”) today announced that it has entered into a definitive merger agreement (“the Merger Agreement”) with MCME Carell Holdings, LP and MCME Carell Holdings, LLC (collectively, “MCME Carell” or the “Buyer”) under which, subject to the satisfaction of the conditions set forth in the Merger Agreement, MCME Carell will acquire (other than shares owned by the Buyer, the Company or their respective affiliates) all of the issued and outstanding shares of City Office for $7.00 per share of common stock in cash (the “Transaction”).

Subject to the satisfaction of the conditions set forth in the Merger Agreement – which includes, among other things, the sale of the Company’s Phoenix portfolio (as more thoroughly described in the Merger Agreement and accompanying filing made by the Company on Form 8-K) – holders of City Office’s common stock will receive $7.00 per share in cash at closing of the Transaction. The Transaction price represents a premium of 26% to City Office’s common stock closing share price on the NYSE on the last trading day prior to the announcement of the Transaction, and a 39% premium to the volume weighted average share price on the NYSE over the previous 90 days. Upon the closing of the Transaction, holders of the Company’s 6.625% Series A Cumulative Preferred Stock will receive cash equal to $25.00 per share, plus all accrued and unpaid distributions (whether or not declared, and subject to deduction for any withholding tax) up to, but excluding, the date the Transaction is consummated. The Transaction is valued at approximately $1.1 billion, including the assumption or repayment of indebtedness, the redemption of the Company’s issued and outstanding preferred stock, and the sale of the Company’s Phoenix portfolio.

“After conducting an extensive process to explore potential strategic alternatives, we are pleased to have reached an agreement with MCME Carell” said James Farrar, City Office’s Chief Executive Officer. “In light of a challenging environment for the office sector, this Transaction delivers immediate and significant value to our shareholders.”

“We are pleased to have reached an agreement with City Office to effectuate this Transaction. This opportunity underscores our partnership’s continued belief in the recovery of the office sector and our interest in acquiring high-quality office assets in strong growth markets,” said Mukang Cho, Chief Executive Officer of Morning Calm Management, LLC.

Transaction Terms, Timing and Approvals

The Transaction is expected to close in the fourth quarter of 2025 and is subject to the satisfaction of a number of customary closing conditions more thoroughly described in the Merger Agreement, including the approval of City Office shareholders. The Transaction has been unanimously approved by City Office’s Board of Directors. The Transaction is not conditioned upon the receipt of financing by the Buyer.

City Office will pay its previously announced second quarter dividend on July 24, 2025, but the City Office Board of Directors has resolved to suspend future quarterly common stock dividend payments through the expected close of the Transaction. City Office will continue to pay regular quarterly dividends on its Series A Cumulative Preferred Stock.

Upon completion of the Transaction, City Office will become a private company and shares of City Office Common Stock and Series A Cumulative Preferred Stock will no longer trade on the NYSE.

As a result of today’s announcement, the Company does not plan to host a conference call or webcast to discuss its financial results for the quarter ended June 30, 2025, but expects to announce earnings before the market opens on July 31, 2025.

Advisors

Raymond James & Associates, Inc. and Jones Lang LaSalle Securities, LLC acted as City Office’s exclusive financial advisors. DLA Piper LLP (US) served as City Office’s special M&A legal counsel, and Hogan Lovells US LLP served as City Office’s corporate legal counsel. Eastdil Secured acted as the Buyer’s financial advisor, and Gibson Dunn & Crutcher LLP served as the Buyer’s legal counsel.

About City Office REIT, Inc.

City Office REIT is an internally-managed real estate company focused on acquiring, owning and operating office properties located predominantly in Sun Belt markets. City Office currently owns or has a controlling interest in 5.4 million square feet of office properties. The Company has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

About MCME Carell

MCME Carell is an affiliate of Elliott Investment Management L.P. and Morning Calm Management, LLC. Elliott Investment Management L.P. (together with its affiliates, “Elliott”) is a multi-strategy investment manager and one of the oldest funds of its kind under continuous management. As of December 31, 2024, Elliott manages approximately $72.7 billion in assets. Morning Calm Management, LLC is an investment and management firm with a focus on special situation investing and commercial real estate credit. The firm owns approximately 10 million square feet of commercial real estate on behalf of institutional and private capital and manages a series of investment strategies across the real estate capital structure.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual results of forward-looking statements, including but not limited to the consummation of the proposed Transaction or the Phoenix Sale, or those pertaining to expectations regarding our financial performance, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties, and changes in local, regional, national and international economic conditions, including as a result of the systemic and structural changes in the demand for commercial office space. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this press release are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to the factors, risks and uncertainties described above, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in our news releases and filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those described in our Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors” and in our subsequent reports filed with the SEC, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

A full description of the terms of the Transaction and the Merger Agreement will be provided in the proxy statement that the Company intends to file with the SEC to be used at its special meeting of shareholders to approve the proposed Transaction. SHAREHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, CITY OFFICE’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed Transaction. Shareholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: City Office REIT, Inc., Investor Relations, 666 Burrard Street, Suite 3210, Vancouver, British Columbia, V6C 2X8, or at its website, https://cioreit.com. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed Transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on February 20, 2025 or its annual proxy statement filed with the SEC on March 12, 2025.

Contacts

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com